UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 14, 2008

AEROGROW INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-50888	46-0510685
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

6075 Longbow Dr. Suite 200, Boulder, Colorado	80301
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:  (303) 444-7755

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

On February 14, 2008, AeroGrow International, Inc. (“AeroGrow,” or the “Company”) entered into an agreement (the “Agreement”) with Korea Fujifilm Co., Ltd. (“KFF”), granting KFF exclusive rights to market and distribute the current AeroGarden® product line in South Korea.  The term of the Agreement runs from February 14, 2008, until June 30, 2009, and may be extended for additional one-year periods by mutual agreement of the parties thereafter.

Item 7.01    Regulation FD Disclosure

The Company issued a press release on February 20, 2008, announcing the agreement between AeroGrow and KFF.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01    Financial Statements and Exhibits

(d)	Exhibits. The following exhibit is furnished with this Current Report on Form 8-K:

Exhibit No.	Description
99.1	Press Release dated February 20, 2008.

The information contained in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed incorporated by reference in any filing with the Securities and Exchange Commission under the Securities Exchange Act of 1934 or the Securities Act of 1933, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.

Portions of this report may constitute “forward-looking statements” as defined by federal law. Although the Company believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. Any such statements are made in reliance on the “safe harbor” protections provided under the Private Securities Litigation Reform Act of 1995. Additional information about issues that could lead to material changes in the Company’s performance is contained in the Company’s filings with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AeroGrow International, Inc.

By: /s/ Mitchell B. Rubin
Mitchell B. Rubin
Chief Financial Officer

DATED:  February 21, 2008

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated February 20, 2008.